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                                                                     Exhibit 5.2

                      [Letterhead of Dewey Ballantine LLP]

                                                   April 2, 2004

Platinum Underwriters Holdings, Ltd.
The Belvedere Building
69 Pitts Bay Road
Pembroke HM 08
Bermuda

Re:   Platinum Underwriters Holdings, Ltd.

Ladies and Gentlemen:

          We have acted as counsel for Platinum Underwriters Holdings, Ltd., a company existing under the laws of Bermuda (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Reg. No. 333-113823), to which this opinion and consent is related (the "Registration Statement"), with respect to the registration of up to $750,000,000 of securities of the Company and certain selling shareholders, consisting of: the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); the Company's common shares, par value $0.01 per share (the "Common Shares"); the Company's preferred shares, par value $0.01 per share (the "Preferred Shares"); depositary shares representing fractional interests in the Common Shares and Preferred Shares (the "Depositary Shares"); warrants to purchase Common Shares (the "Common Share Warrants"); warrants to purchase Preferred Shares (the "Preferred Share Warrants"); warrants to purchase Debt Securities (the "Debt Warrants," and together with the Common Share Warrants, Preferred Share Warrants and Debt Warrants, the "Warrants"); purchase contracts (the "Purchase Contracts") and purchase units (the "Purchase Units"). The Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Purchase Contracts and Purchase Units are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement becomes effective.

          The Debt Securities may be issued under a Senior Indenture, between the Company, as Issuer, and JPMorgan Chase Bank, as Trustee (the "Senior Indenture") or a Subordinated Indenture (the "Subordinated Indenture") (the Senior Indenture together with the Subordinated Indenture, the "Indentures"). Certain terms of the Debt Securities will be established by or pursuant to resolutions of the Board of Directors of the Company or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.


          The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions



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Platinum Underwriters Holdings, Ltd.
April 2, 2004
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of the Board of Directors of the Company or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Warrants.


          In connection therewith, we have examined (a) the Registration Statement, (b) the Indenture and (c) the form of the senior note attached as an exhibit to the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.


          In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

          1. Assuming that (i) the Indenture, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities, have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture relating to such Debt Securities; (iv) the Indentures and any applicable supplemental indentures have been duly authorized, executed and delivered by each party thereto; (v) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and are such that they do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vi) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and paid for by any

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Platinum Underwriters Holdings, Ltd.
April 2, 2004
Page 3


               purchaser or underwriter or similar person in accordance with the underwriting agreement, purchase agreement or similar agreement relating to such Debt Securities, such Debt Securities will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

          2. Assuming that (i) the Warrants have been duly and properly authorized, executed and delivered; (ii) the Registration Statement has become effective under the Securities Act; (iii) the applicable Warrant Agreement and warrant certificate have been duly authorized, executed and delivered by each party thereto and their terms do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) such Warrants have been duly issued and authenticated in accordance with the applicable Warrant Agreement and warrant certificate relating to such Warrants and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and paid for by any purchaser or underwriter or similar person in accordance with the underwriting agreement, purchase agreement or similar agreement relating to such Warrants; and (v) in the case of Common Share Warrants and Preferred Share Warrants, the Common Shares or the Preferred Shares issuable upon exercise of such Warrants have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Bye-Laws of the Company and in accordance with a resolution of the Board of Directors of the Company or a duly authorized committee thereof specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company, and in the case of Debt Warrants, the Company has taken all necessary corporate action to authorize the issuance and terms of the Debt Securities issuable upon exercise of such warrants and such Debt Securities have been duly authorized, executed, issued and delivered by each party thereto, the Warrants will constitute valid and binding

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Platinum Underwriters Holdings, Ltd.
April 2, 2004
Page 4

               obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

          3. Assuming that (i) a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly and properly authorized; (ii) the Common Shares or the Preferred Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company or a duly authorized committee thereof specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company; (iii) the Registration Statement has become effective under the Securities Act; (iv) the Deposit Agreement has been duly executed and delivered by each party thereto; (v) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such that they do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vi) the Common Shares or the Preferred Shares relating to such Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, purchase agreement or similar agreement; and (vii) the receipts evidencing such Depositary Shares (the "Receipts") are duly issued against the deposit of such Common Shares or Preferred Shares in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          4. Assuming that (i) the Purchase Contracts and the terms of the offering thereof and related matters have been duly and properly

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Platinum Underwriters Holdings, Ltd.
April 2, 2004
Page 5

               authorized (including authorization of the issuance of the Common Shares, the Preferred Shares or the Debt Securities to be issued pursuant to the Purchase Contracts), and the terms thereof do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Purchase Contracts have been duly and properly executed, issued and are delivered by each party thereto; and (iv) the payment of the consideration for the Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto and any underwriting agreement, purchase agreement or similar agreement, the Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding to equity or at law.

          5. Assuming that (i) the Purchase Units and the terms of the offering thereof and related matters have been duly and properly authorized, and the terms thereof do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Company has taken all necessary corporate action to authorize the issuance and terms of the Purchase Contracts that are a component of such Purchase Units (including authorization of the issuance of the Common Shares, the Preferred Shares or the Debt Securities to be issued pursuant to such Purchase Contracts); (iv) in the case of Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof, in accordance with their terms; (v) in the case of Purchase Units consisting at least in part of Debt Securities, the Company has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities; and (vi) each of (a) such Purchase Units,
               (b) such Purchase Contracts and (c) in the case of Purchase Units consisting


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Platinum Underwriters Holdings, Ltd.
April 2, 2004
Page 6


               at least in part of Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities have been duly executed, authenticated, issued and delivered by each party thereto, then, upon the payment of the consideration for the Purchase Units and any related Purchase Contracts or Debt Securities in accordance with any underwriting agreement, purchase agreement or similar agreement, such corporate action and, in the case of such Debt Securities, the Indentures, such Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.


          The opinions rendered herein are limited to the laws of the State of New York. In particular, we do not pass on any matter governed by Bermuda law and we assume the validity of the Indentures, the Warrant Agreement and the Securities under the Company's constitutional documents and any law, regulation, order or decree in Bermuda. We note that the Company has not yet prepared any forms of Subordinated Indenture, Warrant, Warrant Agreement, Deposit Agreement, Purchase Contract, Receipt or Purchase Unit, and our opinions above are rendered based upon the assumption that such forms, when prepared by the Company, will be acceptable to us.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act. We disclaim any obligation to update this opinion for events occurring or coming to our attention after the date hereof.


                                            Very truly yours,


                                            Dewey Ballantine LLP